DEFERRED COMPENSATION AGREEMENT

This Agreement confirms the previously agreed to terms concerning deferred compensation between Trilogy International, Inc. ("Company") and David K. Cantley ("Employee").

Whereas, Employee was hired on July 24, 1999 at an annual salary of $80,000.00 and

Whereas, Employee agreed to defer payment of 25% of his salary for the period from July 24, 1999 through December, 1999, and not demand payment of said deferred salary until such time as the Company has been profitable for two consecutive months and then to accept payment of the accrued salary due at that time in 4 monthly installments pari pasu with all other employees of the Company that have made like concessions,

The Company, therefore, has agreed to issue to Employee 1,000 Shares of Trilogy International Common Stock and to accrue interest on said deferred salary at an annual rate of 12% from September 1, 1999 until paid as consideration for the above salary concessions made by Employee.

AGREED______________________               DATE_____________________________
      Carol Berardi, President
      For: Trilogy International, Inc.
          ("Company")

AGREED_______________________         DATE _____________________________
         David K. Cantley



                                      279